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                                                                       EXHIBIT 5

                               HALE AND DORR LLP
                                60 State Street
                          Boston, Massachusetts 02109

                                             July 30, 1997

Open Market, Inc.
245 First Street
Cambridge, Massachusetts 02142

Re: 1994 Stock Incentive Plan
    -------------------------

Ladies and Gentlemen:

     We have assisted in the preparation of the Registration Statement on Form S-8 (the "Registration Statement") filed with the Securities and Exchange Commission relating to the registration of 2,200,000 shares of Common Stock, $0.001 par value per share (the "Shares"), of Open Market, Inc., a Delaware corporation (the "Company") issuable under the Company's 1994 Stock Incentive Plan (the "Plan").

     We have examined the Certificate of Incorporation and By-laws of the Company and all amendments thereto, the Registration Statement and originals or copies certified to our satisfaction of such records of meetings, written actions in lieu of meetings or resolutions adopted at meetings of the directors of the Company and such other documents and instruments as in our judgment are necessary or appropriate to enable us to render the opinions expressed below.

     In our examination of the foregoing documents, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies and the authenticity of the originals of all such documents.

     Based upon and subject to the foregoing, we are of the opinion that the shares covered by the Registration Statement to be issued under the Plan have been duly and validly authorized for issuance and, when issued and paid for in accordance with the terms of the Plan, will be legally issued, fully paid and nonassessable.

     We hereby consent to the filing of this opinion with the Securities and Exchange Commission in connection with the Registration Statement.

                                        Very truly yours,

                                        /s/ Hale and Dorr LLP

                                        Hale and Dorr LLP